UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2013
COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21915	82-0419266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coldwater Creek Drive, Sandpoint, Idaho	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-2266
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On June 5, 2013, Coldwater Creek Inc. (the "Company") issued a press release announcing financial results for its fiscal first quarter ended May 4, 2013. A copy of the press release is set forth as Exhibit 99.1.

The information being furnished in this Item 2.02 and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Press release announcing fiscal 2013 first quarter results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Dated: June 5, 2013

/s/ James A. Bell
James A. Bell
Executive Vice President, Chief Operating Officer
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release announcing fiscal 2013 first quarter results

Exhibit 99.1

Coldwater Creek Announces Results for First Quarter of Fiscal 2013

Adjusted net loss per share improves to $0.66, from net loss per share of $0.78 last year

Sandpoint, Idaho, June 5, 2013 -- Coldwater Creek Inc. (Nasdaq: CWTR) today reported financial results for the three-month period ended May 4, 2013.

First Quarter of Fiscal 2013 Operating Results

•
Consolidated net sales were $155.7 million, compared with $169.9 million in first quarter 2012. Net sales from the retail segment were $117.8 million, compared with $131.2 million in the same period last year. Comparable premium retail sales declined 10.5 percent for the quarter. Net sales were also impacted by store closures as a result of our store optimization program. Net sales from the direct segment were $38.0 million, compared with $38.7 million in the same period last year.

•
Consolidated gross profit decreased $3.4 million to $51.0 million, or 32.7 percent of net sales, compared with $54.4 million, or 32.0 percent of net sales, for first quarter 2012. The 70 basis point increase in gross profit margin was primarily due to increased leverage of buying and occupancy expenses.

•
Selling, general and administrative expenses (SG&A) were $68.4 million, or 43.9 percent of net sales, compared with $77.5 million, or 45.6 percent of net sales, for first quarter 2012. The $9.2 million decline in SG&A was due primarily to lower expenses across all categories, with the largest declines from marketing and employee-related expenses.

•
Net loss was $19.4 million, or $0.63 per share, and included other gain, net, of $0.9 million, or $0.03 per share, due to the change in the fair value of the derivative liability related to the Series A Preferred Stock issued in July 2012. This compares to a net loss of $23.8 million, or $0.78 per share, for first quarter 2012.

•
On an adjusted basis, excluding the gain on the derivative liability, net loss was $20.3 million, or $0.66 per share. (Please see the table of GAAP to Non-GAAP Reconciliation of Selected Measures at the end of this press release.)

"Our first quarter results were impacted by unseasonable weather throughout the quarter; however, we were able to more than offset softer-than-expected sales through gross margin rate expansion and disciplined expense management, delivering results consistent with the higher end of our expectations," said Jill Dean, President and Chief Executive Officer of Coldwater Creek. "The extensive work we have done to clearly define our brand strategy and target customer has influenced our merchandise direction and assortment architecture primarily in the back half of the year, which we believe will enable us to continue to generate improvements in our operating performance in fiscal 2013."

Balance Sheet
At May 4, 2013, cash totaled $10.9 million, as compared with $23.0 million at April 28, 2012. There were $15 million borrowings outstanding under the Company's revolving line of credit as of May 4, 2013, similar to last year. Total inventory decreased 0.9 percent to $126.5 million from $127.7 million at the end of the first quarter last year. Inventory per square foot, which includes inventory in our retail stores and retail inventory in the distribution center, increased approximately 6.7 percent as compared to the end of the first quarter last year.

Reverse Stock Split
On October 4, 2012, the Company effected a reverse stock split of its common stock following stockholder approval. As a result of the split, every four shares of common stock outstanding were consolidated into one share, reducing the number of common shares outstanding on the effective date from 122.0 million to 30.5 million.

Store Optimization Program
The Company closed two premium retail stores and one factory store during the first quarter 2013, ending the fiscal quarter with 347 premium retail stores, 37 factory stores, and eight spas. As part of the Company's ongoing store optimization plan, the Company's plan calls for the closure of up to 11 additional retail stores in fiscal 2013 for a total of 45 stores since fiscal 2011.

Second Quarter of Fiscal 2013 Financial Guidance
For second quarter 2013, the Company expects:

•	Comparable premium retail store sales to be flat to down low-single digits.

•	Gross margins to be flat to up 100 basis points.

•	Adjusted net loss per share in the range of $0.55-$0.75, excluding the impact of any change in the fair value of the derivative liability as described below.

•	Total inventory at the end of the quarter to be down mid-single digits as compared to the second quarter of fiscal 2012.

Derivative Liability
During the second quarter of fiscal 2012, in connection with the $65.0 million term loan received from an affiliate of Golden Gate Capital, the Company issued 1,000 shares of Series A Preferred Stock, which are convertible into an aggregate of 6.1 million shares of common stock at a purchase price of $3.40 per share. The Series A Preferred Stock is recorded as a derivative liability and is measured at fair value on a recurring basis with changes recorded as other gain or loss, net.

Conference Call Information
Coldwater Creek will host a conference call on Wednesday, June 5, 2013, at 4:30 p.m. (Eastern) to discuss fiscal 2013 first quarter results. The dial in number for the call is 877-705-6003. The call will be simultaneously broadcast on the Investor Relations section of the Company's Web site at www.coldwatercreek.com. A recording of the call can be accessed for one week following the reporting date by calling 877-870-5176 and providing conference ID 415253. A transcript of the call will also be available in the Investor Relations section of the Company's Web site.

Coldwater Creek is a leading specialty retailer of women's apparel, jewelry, and accessories. The Company was founded in 1984 in Sandpoint, Idaho, and sells its merchandise through premium retail stores across the country, online, and through its mobile applications.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:
This news release contains "forward-looking statements" within the meaning of the securities laws, including statements about the effect of our strategic initiatives on our future financial results, the Company's expectations about future store closures and, with respect to the second quarter of fiscal 2013 expectations about comparable premium retail store sales, margin rate, adjusted net loss per share and inventory. These statements are based on management's current expectations and are subject to a number of uncertainties, risks and assumptions that may not fully materialize or may prove incorrect. As a result, our actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

•
the inherent difficulty in forecasting consumer buying and retail traffic patterns and trends, which continue to be erratic and are affected by factors beyond our control, such as significant weather events, current macroeconomic conditions, high unemployment, continuing heavy promotional activity in the specialty retail marketplace, and competitive conditions and the possibility that because of lower than expected customer response, or because of competitive pricing pressures, we may be required to sell merchandise at lower than expected margins, or at a loss;

•	potential inability to attract and retain key personnel;

•	our new design aesthetic may take longer to implement than expected or may not resonate with our customers;

•	difficulties in forecasting consumer demand for our merchandise as a result of changing fashion trends and consumer preferences;

•	changing business and economic conditions resulting in our inability to realize our sales and earnings expectations;

•	our potential inability to recover the substantial fixed costs of our retail store base due to sluggish sales, which may result in impairment charges;

•	our potential inability to maintain compliance with debt covenants;

•
delays we may encounter in sourcing merchandise from our foreign and domestic vendors, including the possibility our vendors may not extend us credit on acceptable terms, and the potential inability of our vendors to finance production of the goods we order or meet our production needs due to raw material or labor shortages;

•	our foreign sourcing strategy may not lead to reduction of our sourcing costs or improvement in our margins;

•	increasing competition from discount retailers and companies that have introduced concepts or products similar to ours;

•	marketing initiatives may not be successful in improving the breadth of our customer base, or increasing traffic in the near term, or at all;

•	difficulties encountered in anticipating and managing customer returns and the possibility that customer returns may be greater than expected;

•
the inherent difficulties in catalog management, for which we incur substantial costs prior to mailing that we may not be able to recover, and the possibility of unanticipated increases in mailing and printing costs;

•	unexpected costs or problems associated with our efforts to manage the complexities of our multi-channel business model, including our efforts to maintain our information systems;

•	our revolving line of credit may not be fully available due to borrowing base and other limitations;

•	the benefits expected from our merchandising and design initiatives may not be achieved or may take longer to achieve than we expect;

•
the actual number and timing of planned store closures depends on a number of factors that cannot be predicted, including among other things the future performance of our individual stores and negotiations with our landlords;

and such other factors as are discussed in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We do not assume any obligation to publicly release any revisions to forward-looking statements to reflect events or changes in our expectations after the date of this release.
Investor Relations Contact:
Lyn Walther
Phone: 208-263-2266
E-mail: lyn.walther@thecreek.com

COLDWATER CREEK INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND SUPPLEMENTAL DATA
(unaudited)
(in thousands, except for per share data and store counts)

	Three Months Ended
	May 4, 2013	April 28, 2012
Net sales:
Retail	$117,754	$131,202
Direct	37,975	38,682
	155,729	169,884
Cost of sales	104,765	115,493
Gross profit	50,964	54,391
Selling, general and administrative expenses	68,362	77,519
Loss from operations	(17,398)	(23,128)
Other gain, net	(926)	—
Interest expense, net	3,573	561
Loss before income taxes	(20,045)	(23,689)
Income tax provision (benefit)	(690)	71
Net loss	$(19,355)	$(23,760)
Net loss per share — Basic and Diluted	$(0.63)	$(0.78)
Weighted average shares outstanding — Basic and Diluted	30,538	30,428
Supplemental Data:
Catalogs mailed	11,306	18,739
Premium retail stores:
Opened	—	—
Closed	2	4
Count at end of the fiscal period	347	359
Square footage	1,985	2,064
Factory stores:
Opened	—	—
Closed	1	—
Count at end of the fiscal period	37	38
Square footage	249	257
Spas:
Count at end of the fiscal period	8	9
Square footage	42	49

COLDWATER CREEK INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except for per share data)

	May 4, 2013	February 2, 2013	April 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$10,915	$21,734	$22,989
Receivables	7,265	5,150	11,539
Inventories	126,540	125,207	127,684
Prepaid and other current assets	17,403	17,072	11,625
Deferred income taxes	1,184	1,252	2,313
Total current assets	163,307	170,415	176,150
Property and equipment, net	160,351	169,007	196,523
Deferred income taxes	2,117	2,112	1,887
Other assets	4,152	4,374	1,795
Total assets	$329,927	$345,908	$376,355
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$51,275	$57,891	$52,487
Accrued liabilities	86,258	87,915	72,843
Current maturities of debt and capital lease obligations	15,594	577	15,728
Total current liabilities	153,127	146,383	141,058
Deferred rents	77,243	82,726	96,723
Long-term debt and capital lease obligations	65,655	63,784	26,407
Supplemental executive retirement plan	10,939	10,994	12,248
Deferred income taxes	636	699	1,716
Other liabilities	3,862	4,186	5,174
Total liabilities	311,462	308,772	283,326
Commitments and contingencies			0
Stockholders' equity:			0
Preferred stock, $0.01 par value, 1,000 shares authorized; 1, 1 and 0 shares issued, respectively	—	—	—
Common stock, $0.01 par value, 75,000 shares authorized; 30,547, 30,531 and 30,439 shares issued, respectively	305	305	304
Additional paid-in capital	153,830	153,146	151,630
Accumulated other comprehensive loss	(1,532)	(1,532)	(2,204)
Accumulated deficit	(134,138)	(114,783)	(56,701)
Total stockholders' equity	18,465	37,136	93,029
Total liabilities and stockholders' equity	$329,927	$345,908	$376,355

COLDWATER CREEK INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended
	May 4, 2013	April 28, 2012
Operating activities:
Net loss	$(19,355)	$(23,760)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,818	13,752
Non-cash interest expense	2,289	—
Stock-based compensation expense	632	348
Supplemental executive retirement plan expense	113	147
Deferred marketing fees and revenue sharing	(689)	(652)
Deferred rents	(5,574)	(5,095)
Gain on derivative liability	(926)	—
Net loss on asset dispositions and other termination charges	781	1,226
Other	(137)	(86)
Net change in operating assets and liabilities:
Receivables	(2,130)	(3,330)
Inventories	(1,333)	4,291
Prepaid and other current assets	(404)	(2,215)
Accounts payable	(7,669)	(4,292)
Accrued liabilities	(294)	(4,868)
Net cash used in operating activities	(23,878)	(24,534)
Investing activities:
Purchase of property and equipment	(1,865)	(3,699)
Proceeds from asset dispositions	15	—
Net cash used in investing activities	(1,850)	(3,699)
Financing activities:
Borrowings on revolving line of credit	18,000	10,000
Payments on revolving line of credit	(3,000)	(10,000)
Payments of long-term debt and capital lease obligations	(137)	(201)
Other	46	58
Net cash provided by (used in) financing activities	14,909	(143)
Net decrease in cash and cash equivalents	(10,819)	(28,376)
Cash and cash equivalents, beginning	21,734	51,365
Cash and cash equivalents, ending	$10,915	$22,989
Supplemental Cash Flow Data:
Interest paid, net of amount capitalized	$1,284	$418
Income taxes paid (refunded), net	$(676)	$2,125

COLDWATER CREEK INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF SELECTED MEASURES
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
	May 4, 2013	April 28, 2012
Net loss:
GAAP basis	$(19,355)	$(23,760)
Excluding — Gain on derivative liability	(926)	—
Non-GAAP adjusted basis	$(20,281)	$(23,760)
Net loss per share — Basic and Diluted:
GAAP basis	$(0.63)	$(0.78)
Excluding — Gain on derivative liability	(0.03)	—
Non-GAAP adjusted basis	$(0.66)	$(0.78)

About Non-GAAP Selected Measures
The Company reports its consolidated financial results in conformity with accounting principles generally accepted in the United States (GAAP). The accompanying press release dated June 5, 2013, contains non-GAAP financial measures. These non-GAAP financial measures include adjusted net loss and adjusted net loss per share, which excludes the gain on the derivative liability. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in conformity with GAAP. Management believes that these non-GAAP financial measures provide meaningful supplemental information because they exclude activity that is not included by management when assessing the performance of the Company. The Company may consider whether other significant items that arise in the future should be adjusted from GAAP measures.